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                                                                   EXHIBIT 10.37


                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT


         AMENDMENT to an Employment Agreement by and between BRUNO'S, INC., an Alabama corporation (the "Company"), and JAMES A. DEMME ("Executive") dated September 19, 1997 and amended January 31, 1998 (the "Employment Agreement"), made and effective this 22nd day of July 1998, by and between the Company and the Executive.

         1. Section 2 of the Employment Agreement is amended to read as follows:

            2. Term of Employment. Executive's term of employment under this Agreement shall commence as soon as possible after September 19, 1997, but in any event no later than October 1, 1997 and, subject to the terms hereof, shall terminate on January 31, 2000; provided, however, that Executive's term of employment shall be automatically renewed for a two-year term on February 1, 2000 and on each successive second anniversary thereof (the "Term"), unless the Company has notified the Executive in writing within the 90 day period prior to the expiration of the then Term that such Term shall not be so renewed; provided, further, however, that any termination of employment by Executive (other than for death, Permanent Disability or Good Reason) may only be made upon 90 days prior written notice to the Company, and any termination of employment by Executive for Good Reason may only be made upon 60 days prior written notice to the Company.


         2. Subsection (a) of Section 6.1 of the Employment Agreement is amended to read as follows:

            6.1 Termination Not for Cause or for Good Reason. (a) If Executive's
                employment is terminated by the Company other than for Cause (as defined in Section 6.4 hereof) or as a result of Executive's death or Permanent Disability (as defined in Section 6.2 hereof) or if Executive terminates his employment for Good Reason (as defined in Section 6.1 (c) hereof), Executive shall receive such payments, if any, under applicable plans or programs, including but not limited to those referred to in Section 3.4 and 4.1 hereof, to which he is entitled pursuant to the terms of such plans or programs. In addition, Executive shall be entitled to receive an amount (the "Termination Amount") in lieu of any Bonus under the Company's Corporate Management Incentive Plan in respect of all or any portion of the fiscal year in which such termination occurs and any other cash compensation (other than the Vacation Payment and the




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            Compensation Payment, as defined below), which Termination Amount shall be payable in twenty-four monthly installments at the beginning of each month following such termination of employment. The Termination Amount shall consist of an amount equal to the remaining Base Salary owed by Company to Executive for the balance of the then Term (the "Remaining Base Salary") plus two times the sum of the Executive's annual Base Salary plus Target Bonus under the Company's Corporate Management Incentive Plan, as in effect immediately prior to the event giving rise to such termination. In addition, Executive shall be entitled to receive a cash lump sum payment in respect of accrued but unused vacation days (the "Vacation Payment") and to compensation earned but not yet paid (including Base Salary and any deferred Bonus payments) (the "Compensation Payment"), and to continued coverage for 24 months under any employee medical, disability and life insurance plans in accordance with the respective terms thereof. Any period of continued coverage under the Company's medical plans shall not be credited against any required period of coverage for purposes of
            Part 6, Subtitle B, Title I of the Employment Retirement Income Security Act of 1974, as amended.

         3. Section 8 of the Employment Agreement is amended to read as follows:

            8. Mitigation of Damages. Executive shall use his reasonable best efforts to obtain comparable employment to mitigate damages or the amount of any payment provided for under this Agreement. Any such damages or the amount of any payment provided for under this Agreement shall not be subject to offset or any other reduction by reason of Executive's obtaining other employment, whether from self-employment, as a common-law employee, or otherwise, except that base salary paid to Executive by a subsequent employer in the last 12 months of the severance period shall be used to offset the unpaid portion of the Termination Amount.


                                       BRUNO'S, INC.


                                       By:   /s/  Walter M. Grant
                                             --------------------------
                                             Walter M. Grant
                                             Senior Vice President

                                       EXECUTIVE

                                       By:   /s/  James A. Demme
                                             --------------------------
                                             James A. Demme



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